Exhibit 10.56

TENNENBAUM CAPITAL PARTNERS, LLC

March 10, 2011

Via Facsimile and Overnight Carrier

Dialogic Inc.

926 Rock Avenue

San Jose, California 95131

Attention: General Counsel

Dialogic Corporation

9800 Cavendish Boulevard

5th Floor

Montreal, Quebec, Canada H4M2V9

Attention: Associate General Counsel

Re:	Acceleration of Loans

Gentlemen:

Reference is hereby made to that certain Second Amended and Restated Credit Agreement by and among Dialogic Corporation, a British Columbia corporation (the “Company”), Dialogic Inc., a Delaware corporation (the “Parent” and together with the Company, collectively, the “Principal Companies” and individually a “Principal Company”), each of the Subsidiary Guarantors signatories thereto, the lenders party thereto (the “Lenders”) and Obsidian, LLC, a Delaware limited liability company, as agent and collateral agent for the Lenders (in such capacity, the “Agent”), dated as of October 1, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The Principal Companies have informed the Agent and the Lenders that they request a letter from the Agent and the Lenders confirming that the Lenders will not accelerate the Maturity Date of the Loans on or before January 15, 2012.

This letter is hereby delivered to you to confirm that the Lenders will under no circumstances accelerate the Maturity Date of any Loans prior to January 15, 2012.

Other than as specifically set forth above, by this letter or otherwise, the Agent and the Lenders do not waive any of their respective rights or remedies, or any existing Event of Default or any other Events of Default or breaches or defaults of either Principal Company or any other party, or create any estoppel, in connection with the matters referred to herein or otherwise (including, without limitation, the Collateral Agent’s right to foreclose under any of the Collateral Documents), and this letter is without prejudice to the rights and remedies of the Agent and the Lenders in respect of the Obligations and the Loan Documents, all such rights and remedies being specifically reserved and preserved. Any delay by the Agent and the Lenders in enforcing their rights and remedies with respect to any existing or future Defaults or Events of Default does not constitute, and any future delay will not constitute, and no such delay may be construed as, (i) a

2951 28TH STREET, SUITE 1000, SANTA MONICA, CALIFORNIA 90405

TELEPHONE 310.566.1000 — FACSIMILE 310.566.1010

—MAILBOX@TENNENBAUMCAPITAL.COM

waiver of any Agent’s or any Lender’s rights and remedies or of any such Events of Default or (ii) a course of conduct on the part of any Agent or any Lender on which either Principal Company may rely at any time, and none of the foregoing will impair the Agent’s or any Lender’s ability to exercise its rights and remedies now or in the future. Further, any single or partial exercise by the Agent or any Lender of any of its rights and remedies does not preclude any other or further exercise by the Agent or any Lender of any available rights and remedies.

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Very truly yours,

OBSIDIAN, LLC,
as Agent and Collateral Agent
By: Tennenbaum Capital Partners, LLC
Its: Sole Member

By:	/s/ Rajneesh Vig
Name:	Rajneesh Vig
Title:	Authorized Signatory

SPECIAL VALUE EXPANSION FUND, LLC, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Rajneesh Vig
Name:	Rajneesh Vig
Title:	Partner

SPECIAL VALUE OPPORTUNITIES FUND, LLC, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Rajneesh Vig
Name:	Rajneesh Vig
Title:	Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Rajneesh Vig
Name:	Rajneesh Vig
Title:	Partner

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